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                                                                    EXHIBIT 23.9


                       CONSENT TO BE NAMED AS A DIRECTOR

    I hereby consent to be named as a person who will become a director of Aztec Technology Partners, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the distribution by U.S. Office Products Company of shares of common stock, par value $.001, of the Company.

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                                                         /s/ BENJAMIN TANDOWSKI
Dated: May 15, 1998                           -------------------------------------------
                                                           Benjamin Tandowski
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